CHORDIANT EXCEEDS ANALYSTS' CONSENSUS REVENUE ESTIMATES

 FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2003

Cash Increases Nearly $1 Million

Announces Enterprise Software Licenses at Deutsche Bank, MetLife and Halifax Bank

CUPERTINO, California - October 21, 2003 -- Chordiant Software, Inc. (Nasdaq: CHRD) today announced the financial results for the third quarter ended September 30, 2003.

Total revenues for the third quarter of 2003 were $17.8 million, at the upper end of Chordiant's guidance of $17 to $18 million, and compared to the $18.9 million reported for the third quarter of 2002.  Third quarter license revenues were $6.6 million, compared to $6.5 million in the second quarter of 2003 and $8.6 million reported for the third quarter of 2002.  Service revenues for the third quarter were $11.1 million, compared to $10.6 million in the second quarter of 2003 and $10.3 million reported for the third quarter of 2002.  Chordiant had $32.7 million in cash and cash equivalents, short-term restricted cash, and short-term investments at September 30, 2003, an increase of $900,000 from the second quarter of 2003.

On a U.S. GAAP (Generally Accepted Accounting Principles) basis, Chordiant's third quarter 2003 net loss was $2.1 million, or 4 cents per share, compared to a net loss of $5.0 million, or 9 cents per share for the third quarter of 2002.  Chordiant reported a third quarter 2003 non-GAAP financial measure profit of $0.5 million, which excludes amortization of deferred stock-based compensation and amortization of acquired intangible assets, or a non-GAAP financial measure profit of 1 cent per share, compared to a non-GAAP financial measure loss, which excludes amortization of deferred stock-based compensation, purchased in-process research and development, restructuring expenses, and amortization of acquired intangible assets, of $3.4 million, or 6 cents per share for the third quarter of 2002.

Chordiant believes that its non-GAAP financial measure results provide useful information to investors because they reveal results excluding non-cash and cash expenses that Chordiant believes are not indicative of its on-going operations. The non-GAAP financial measure information is provided as a complement to results provided in accordance with GAAP, and should not be considered superior to or as a substitute for GAAP measures.

"We are very pleased with posting back-to-back quarters of non-GAAP financial measure profit, our ability to grow sequential revenues, and increase our cash flows for the third quarter," said Stephen Kelly, President and Chief Executive Officer.  "During the quarter, our management team continued to be highly focused on our corporate goals for customer success, expense controls, cash management and our path to profitability," he added.  "We are demonstrating consistent performance, we have delivered two quarters of revenue growth and profitability, and we believe the business going forward looks predictable and provides us, our customers and investors, with greater confidence for the future".

"We continued to expand our enterprise software footprint in both North America and Europe with world-class financial services organizations, and signed enterprise software agreements with Deutsche Bank, MetLife, and Halifax Bank of Scotland," Kelly said.  "During the second quarter we were active in over 22 engagements with new and existing customers, including industry leaders such as CIBC, 21st Century Insurance, Canadian Tire Financial Services, Bank of Ireland, and Barclays Bank.

For the nine months ended September 30, 2003, total revenues were $48.7 million, compared to $56.8 million for the same period of the prior year.  On a U.S. GAAP basis, Chordiant continued to reduce its net loss; for the first nine months of 2003, the company reported a net loss of $12.5 million, or 22 cents per share, compared to net loss of $23.7 million, or 43 cents per share, for the first nine months of 2002.

Fourth Quarter 2003 Financial Outlook

"We anticipate revenues of $17 million to $19 million for the fourth quarter 2003," said Kelly.  We anticipate ending the fourth quarter 2003 with between $30 million to $34 million of cash, cash and cash equivalents, short-term restricted cash, and short-term investments," he stated.  "Given our visibility, we are also providing revenue guidance for the first quarter of 2004 and expect revenues to be in a range of $18 million to $20 million."

Teleconference Webcast Today - October 21, 2003 at 2:00 P.M. (Pacific)

Chordiant management has scheduled a teleconference for 2:00 p.m. (Pacific), 5:00 p.m. (Eastern) and 22:00 (London) today to discuss financial results and business events for the third quarter of 2003, as well as the current outlook for 2003.  This teleconference will be webcast live for the public from Chordiant's website at www.chordiant.com. Industry analysts and media are invited to attend the conference on a listen-only basis.  For more information, including this press release and Chordiant's Current Report on Form 8-K, and non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between the GAAP and non-GAAP financial measures contained in the Form 8-K, and any other material financial and other statistical information contained in the webcast, please visit the Investor Relations section of Chordiant's web site at www.chordiant.com. From this site, you can listen to the teleconference, assuming that your computer system is configured properly.   A phone replay will also be available for seven days after the live call at 303-590-3000, code 554955.

About Chordiant Software, Inc.

Chordiant (Nasdaq: CHRD) solutions automate and manage operational business processes for leading service-driven global organizations in retail finance, telecommunications and consumer direct industries.

Chordiant orchestrates the unique processes of an organization from the point of customer interaction, through the front and back offices to multiple transactional systems, corporate applications and data stores. Our solutions integrate existing infrastructure to orchestrate the assembly, enhancement and delivery of optimal role based business processes to the appropriate channels. Business value is realized through improved employee productivity, savings in operational costs, and increased business adaptability.

Headquartered in Cupertino, California, Chordiant maintains offices in Boston; Chicago; Mahwah, N.J.; Manchester, N.H.; New York City; London; Paris; Amsterdam; and Munich

Safe Harbor

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements.  There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies, the impact of perceived or actual weakening of economic conditions on customers' and prospective customers' spending on Chordiant software and services; quarterly fluctuations in Chordiant's revenues or other operating results; failure by Chordiant to meet financial expectations of analysts and investors, including failure resulting from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of Chordiant's products; customization and deployment delays or errors associated with Chordiant products; impact of long sales and implementation cycles for certain Chordiant products; reliance by Chordiant on a limited number of customers for a majority of its revenues; Chordiant's need to retain and enhance business relationships with systems integrators and other parties; Chordiant's use in its products of third-party software; activities by Chordiant and others regarding protection of intellectual property; and competitors' release of competitive products and other actions.  Further information on potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.  These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.  Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc.  All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contacts:
Steve Polcyn	Steve Vogel
Chordiant Software, Inc.	Chordiant Software, Inc.
(408) 517-6282	(408) 517-6112
steve.polcyn@chordiant.com	steve.vogel@chordiant.com

Chordiant Media Contact:
Paul Burrin
Chordiant Software, Inc.
(408) 517-6168
paul.burrin@chordiant.com

CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended

	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Revenues:
License	$6,642	$8,625	$17,266	$25,747
Service	11,124	10,276	31,400	31,038

Total revenues	17,766	18,901	48,666	56,785

Cost of revenues:
License	267	163	847	1,218
Service	6,406	7,018	18,356	23,177

Total cost of revenues	6.673	7,181	19,203	24,395

Gross profit	11,093	11,720	29,463	32,390

Operating expenses:
Sales and marketing	4,995	7,619	15,728	25,038
Research and development	4,110	5,281	12,075	15,382
Purchased in-process research and development	-	-	-	997
General and administrative	1,432	2,323	4,942	6,448
Amortization of deferred stock-based compensation	1,736	412	5,048	1,370
Amortization of intangible assets	890	954	2,671	2,732
Restructuring expenses	-	225	1,161	4,723

Total operating expenses	13,163	16,814	41,625	56,690

Loss from operations	(2,070)	(5,094)	(12,162)	(24,300)

Interest expense	(37)	(68)	(131)	(161)
Other income (expense), net	(22)	194	(173)	736

Net loss	$(2,129)	$(4,968)	$(12,466)	$(23,725)

Net loss per share:
Basic and diluted	$(0.06)	$(0.09)	$(0.22)	$(0.43)

Shares used in per share calculation:	60,037	55,547	57,327	54,726

Supplemental information [1]:
Non-GAAP financial measures and reconciliation
Net loss	(2,129)	(4,968)	(12,466)	(23,725)
Less: Purchased in-process research and development	-	-	-	997
Less: Amortization of deferred stock-based compensation	1,736	412	5,048	1,370
Less: Amortization of intangible assets	890	954	2,671	2,732
Less: Restructuring expenses	-	225	1,161	4,723

Pro forma net income / (loss):	$497	$(3,377)	$(3,586)	$(13,903)

Diluted pro forma net income / (loss) per share:	$0.01	$(0.06)	$(0.06)	$(0.25)

Shares used in per share calculation [2]:	65,403	55,547	57,327	54,726

[1] The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements. Non-GAAP financial measure of  net income or net loss is used by investors and analysts of Chordiant Software, Inc. (the "Company") as an alternative to GAAP measures when evaluating the Company's performance in comparison to other companies. The Company's management believes that the presentation of non-GAAP financial measures of  net income or net loss, excluding purchased in-process research and development, amortization of deferred stock-based compensation, amortization of intangible assets and restructuring expenses, provide useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges on net income or net loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company's operating business. Management also believes that the presentation of non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

[2] Diluted net loss per shares for the three months ended September 30, 2002 and the nine months ended September 30, 2002 and 2003 are computed excluding potential common shares of 3,217, 7,376 and 6,639, respectively, an their effect is anti-dilutive.

 CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$32,094	$30,731
Short-term investments and restricted cash	581	9,245
Accounts receivable, net (Includes $7,225 and $7,735 of deferred revenue, respectively)	15,226	15,343
Other current assets	3,096	3,162

Total current assets	50,997	58,481

Restricted cash	1,500	1,500
Property and equipment, net	3,313	5,069
Goodwill, net	24,874	24,874
Other intangible assets, net	2,304	4,975
Other assets	2,308	1,788

Total assets	$85,296	$96,687

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings	$1,191	$1,114
Accounts payable	2,797	5,936
Accrued expenses	11,249	14,007
Deferred revenue	16,722	15,990

Total current liabilities	31,959	37,047
Deferred revenue, long-term	5,241	8,532
Borrowings, long-term	940	136
Other liabilities	90	161

	38,230	45,876

Stockholders' equity:	47,066	50,811

Total liabilities and stockholders' equity	$85,296	$96,687